As filed with the Securities and Exchange Commission on July 20, 1995
                                                     File No. 33-

- -------------------------------------------------------------------------------
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                           ---------------------

                                 FORM S-8
                          REGISTRATION STATEMENT
                                   Under
                        THE SECURITIES ACT OF 1933
                   -------------------------------------

                             GATX CORPORATION
          (Exact Name of Registrant as Specified in its Charter)

         New York                                     36-1124040
(State or Other Jurisdiction               (I.R.S. Employer Identification No.)
of Incorporation or Organization)

  500 West Monroe Street
     Chicago, Illinois                                  60661
(Address of Principal Executive Offices)             (Zip Code)

                             GATX CORPORATION
                              1995 LONG TERM
                        INCENTIVE COMPENSATION PLAN
                         (Full Title of the Plan)

                            Ronald J. Ciancio
                        Assistant General Counsel
                            GATX Corporation
                         500 West Monroe Street
                        Chicago, Illinois  60661
                 (Name and Address of Agent For Service)

                              (312) 621-6200
       (Telephone Number, Including Area Code, of Agent For Service)
                     -------------------------------

                        CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------------
                                               Proposed          Proposed
                                               Maximum           Maximum                Amount of
Title of Securities to be       Amount to be   Offering Price    Aggregate              Registration Fee
   Registered                   Registered     Per Share         Offering Price (1)          (2)
- ------------------------------------------------------------------------------------------------------------------

Common Stock, par value
$.625 per share. . . . . .      1,500,000      $48.1875          $72,281,250            $24,924.74
==================================================================================================================

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457 based on the average of the high and low prices reported on the New York Stock Exchange composite tape on July 14, 1995.

(2) Pursuant to Rule 429, the Prospectus relating to this Registration Statement constitutes a combined prospectus relating also to 1,452,767 unsold shares of Common Stock which were previously registered pursuant to a
    Registration Statement No. 33-38790 and for which a filing fee of $11,100.05 was previously paid.

===============================================================================

                        Page 1 of 9 pages.
                        Exhibit Index on page 6.

                                 PART II


                          INFORMATION REQUIRED IN
                        THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by GATX Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1994.

          (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.

          (c) The description of the common stock, par value $.625 per share, of the Company (the "Common Stock") contained in the first paragraph of "Description of Capital Stock - Common Stock" from the Company's Prospectus dated August 3, 1989, included as part of the Company's Registration Statement on Form S-3 filed with the Commission on August 3, 1989 (No. 33-30165).

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     The validity of the shares of the Common Stock offered hereby will be passed upon by Ronald J. Ciancio, Assistant General Counsel of the Company. Mr. Ciancio owns 875 shares of Common Stock and holds options to purchase 3,500 shares of Common Stock.

Item 6.  Indemnification of Directors and Officers.

     Certain provisions of the New York Business Corporation Law and
     Article II, Section 11 of the Company's By-laws provide for the prompt indemnification of directors and officers under certain conditions, including the possibility of indemnification against liabilities under the Securities Act of 1933, as amended. The By-laws also provide that the Company has the burden of proving that a director is not entitled to indemnification in a particular instance.

     In addition, the Company's directors and officers are insured under director and officers liability insurance policies maintained by the Company.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     See Exhibit Index which is incorporated herein by reference.

Item 9.  Undertakings.

     The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the registrant's certificate of incorporation or by-laws or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 20th day of July, 1995.

                                 GATX CORPORATION

                                 By:  /S/ WILLIAM L. CHAMBERS
                                 --------------------------------
                                 William L. Chambers
                                 Vice President, Human Resources

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in their respective capacities on this 20th day of July, 1995.

         Signature                                   Title


     JAMES J. GLASSER*               Chairman of the Board, Chief Executive
- --------------------------------     Officer and Director (Principal Executive
     James J. Glasser                Officer)


     RONALD H. ZECH*                 President, Chief Operating Officer
- --------------------------------     and Director
     Ronald H. Zech

     DAVID M. EDWARDS*               Vice President, Finance and Chief Financial
- --------------------------------     Officer (Principal Financial Officer)
     David M. Edwards

    /S/ RALPH L. O'HARA              Controller (Principal Accounting Officer)
- --------------------------------
        Ralph L. O'Hara

     FRANKLIN A. COLE*               Director
- ---------------------------------
     Franklin A. Cole


     JAMES W. COZAD*                 Director
- ---------------------------------
     James W. Cozad

     JAMES M. DENNY*                 Director
- ---------------------------------
     James M. Denny

     WILLIAM C. FOOTE*               Director
- ---------------------------------
     William C. Foote

     DEBORAH M. FRETZ*               Director
- ---------------------------------
     Deborah M. Fretz

     RICHARD A. GIESEN*              Director
- ---------------------------------
     Richard A. Giesen

     MILES L. MARSH*                 Director
- ---------------------------------
     Miles L. Marsh

     CHARLES MARSHALL*               Director
- ---------------------------------
     Charles Marshall

     MICHAEL E. MURPHY*              Director
- ---------------------------------
     Michael E. Murphy


*By:  /S/   RONALD J. CIANCIO
- ---------------------------------
            Ronald J. Ciancio

            Attorney-in-fact

                         EXHIBIT INDEX

Exhibit                                                              Sequential
Number                Description of Exhibit                         Page Number


4.1 Restated Certificate of Incorporation of GATX Corporation, as amended (Filed as Exhibit 3(a) to the Company's Annual
       Report on Form 10-K for the year ended December 31, 1991, and incorporated herein by reference).

4.2 By-Laws of GATX Corporation, as amended and restated as of July 29, 1994 (Filed as Exhibit 3(b) to the Company's Annual Report on Form 10-K for the year ended December 31, 1994, and incorporated herein by reference).

5      Opinion of Ronald J. Ciancio, Esq. . . . . . . . . . . . . . . .       8

10.1   GATX Corporation 1995 Long Term Incentive Compensation
       Plan (Filed as Exhibit A to the Company's Annual Meeting Proxy Statement dated March 15, 1995, and incorporated herein by reference).

23.1   Consent of Ernst & Young LLP. . . . . . . . . . . . . . . . . .        9

23.2 Consent of Ronald J. Ciancio (included in his opinion filed as Exhibit 5 hereto).

24     Powers of Attorney. . . . . . . . . . . . . . . . . . . . . . .       10